                       INTERCONNECTION AGREEMENT-MISSOURI

                                     between

                       Southwestern Bell Telephone Company

                                       and

                         Birch Telecom of Missouri, Inc.

                       INTERCONNECTION AGREEMENT-MISSOURI

                                     between

                       Southwestern Bell Telephone Company

                                       and

                         Birch Telecom of Missouri, Inc.

                                TABLE OF CONTENTS
                       INTERCONNECTION AGREEMENT-MISSOURI
                                     BETWEEN
                       SOUTHWESTERN BELL TELEPHONE COMPANY
                                       AND
                         BIRCH TELECOM OF MISSOURI, INC.

1.   INTRODUCTION......................................................................2
2.   EFFECTIVE DATE....................................................................3
3.   THIS SECTION INTENTIONALLY LEFT BLANK.............................................3
4.   TERM OF AGREEMENT.................................................................3
5.   ASSIGNMENT........................................................................5
6.   CONFIDENTIALITY AND PROPRIETARY INFORMATION.......................................6
7.   LIABILITY AND INDEMNIFICATION.....................................................7
8.   PAYMENT OF RATES AND CHARGES.....................................................12
9.   DISPUTE RESOLUTION...............................................................12
10.  TERMINATION OF SERVICE TO CLEC...................................................15
11.  NOTICES..........................................................................17
12.  TAXES............................................................................17
13.  FORCE MAJEURE....................................................................19
14.  PUBLICITY........................................................................19
15.  NETWORK MAINTENANCE AND MANAGEMENT...............................................20
16.  LAW ENFORCEMENT AND CIVIL PROCESS................................................20
17.  CHANGES IN SUBSCRIBER CARRIER SELECTION..........................................21
18.  AMENDMENTS OR WAIVERS............................................................22
19.  AUTHORITY........................................................................24
20.  BINDING EFFECT...................................................................24
21.  CONSENT..........................................................................24
22.  EXPENSES.........................................................................24
23.  HEADINGS.........................................................................24
24.  RELATIONSHIP OF PARTIES..........................................................25
25.  CONFLICT OF INTEREST.............................................................25
26.  MULTIPLE COUNTERPARTS............................................................25
27.  THIRD PARTY BENEFICIARIES........................................................25
28.  REGULATORY APPROVAL..............................................................25
29.  TRADEMARKS AND TRADE NAMES.......................................................25
30.  REGULATORY AUTHORITY.............................................................26
31.  COMMISSION INTERPRETATION OF SAME OR SUBSTANTIVELY SIMILAR LANGUAGE..............27
32.  VERIFICATION REVIEWS.............................................................27
33.  COMPLETE TERMS...................................................................28
34.  COOPERATION ON PREVENTING END USER FRAUD.........................................28
35.  NOTICE OF NETWORK CHANGES........................................................29
36.  GOOD FAITH PERFORMANCE...........................................................29
37.  RESPONSIBILITY OF EACH PARTY.....................................................29

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

38.  TRANSMISSION OF TRAFFIC TO THIRD PARTIES.........................................29
39.  GOVERNMENTAL COMPLIANCE..........................................................30
40.  RESPONSIBILITY FOR ENVIRONMENTAL CONTAMINATION...................................30
41.  SUBCONTRACTING...................................................................32
42.  REFERENCED DOCUMENTS.............................................................32
43.  SEVERABILITY.....................................................................32
44.  SURVIVAL OF OBLIGATIONS..........................................................33
45.  GOVERNING LAW....................................................................33
46.  PERFORMANCE CRITERIA.............................................................33
47   OTHER OBLIGATIONS OF CLEC........................................................33
48.  DIALING PARITY; INTERIM NUMBER PORTABILITY.......................................33
49.  BRANDING.........................................................................34
50.  CUSTOMER INQUIRIES...............................................................34
51.  DISCLAIMER OF WARRANTIES.........................................................34
52.  NO WAIVER........................................................................34
53.  DEFINITIONS......................................................................35
54.  RESALE...........................................................................35
55.  UNBUNDLED NETWORK ELEMENTS.......................................................35
56.  ORDERING AND PROVISIONING, MAINTENANCE, CONNECTIVITY BILLING
     AND RECORDING , AND PROVISION OF CUSTOMER USAGE DATA.............................35
57.  NETWORK INTERCONNECTION ARCHITECTURE.............................................36
58.  COMPENSATION FOR DELIVERY OF TRAFFIC.............................................36
59.  ANCILLARY FUNCTIONS..............................................................36
60.  SEPARATE AFFILIATE COMMITMENTS...................................................36
61.  OTHER REQUIREMENTS AND ATTACHMENTS...............................................37

     ATTACHMENTS

     RESALE
     Attachment 1: Resale
        Appendix Services/Pricing
           Exhibit A: SWBT's Telecommunications Services Available for Resale Exhibit B: SWBT's Other Services Available for Resale
        Appendix Customized Routing-Resale
        Appendix DA-Resale
        Appendix OS-Resale
        Appendix White Pages (WP)-Resale
     Attachment 2: Ordering and Provisioning-Resale
     Attachment 3: Maintenance-Resale
     Attachment 4: Connectivity Billing-Resale
     Attachment 5: Provision of Customer Usage Data-Resale

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     UNBUNDLED NETWORK ELEMENTS
     Attachment 6: Unbundled Network Elements (UNE)
          Appendix Pricing-UNE
          Appendix Pricing-UNE: Exhibit 1
          Appendix Pricing-UNE Schedule of Prices
     Attachment 7: Ordering and Provisioning-UNE
     Attachment 8: Maintenance-UNE
     Attachment 9: Billing-Other
     Attachment 10: Provision of Customer Usage Data-UNE

     NETWORK INTERCONNECTION ARCHITECTURE AND COMPENSATION Attachment 11: Network Interconnection Architecture
          Appendix Interconnection Trunking Requirement (ITR) Appendix Network Interconnection Methods (NIM) Appendix SS7 Interconnection
     Attachment 12: Compensation
        Appendix FGA

     ANCILLARY FUNCTIONS
     Attachment 13: Ancillary Functions
        Physical Collocation Appendix
        Virtual Collocation Appendix
        Appendix Poles, Conduit, ROW

     OTHER REQUIREMENTS
     Attachment 14: Interim Number Portability
        Appendix Location Routing Number - PNP
     Attachment 15: E911
     Attachment 16: Network Security and Law Enforcement
     Attachment 17: Performance Remedy Plan
        Appendix Measurements Subject to Per Occurrence Damages or Assessment with a Cap and Measurements Subject to Per Measure Damages or Assessment Appendix Performance Measures Subject to Tier-1 and Tier-2 Damages Identified as High, Medium and Low Appendix 3 Performance Measurement Business Rules (Version 1.7)
     Attachment 18: Mutual Exchange of Directory Listing Information Attachment 19: White Pages-Other (WP-O)
     Attachment 20: Clearinghouse
     Attachment 21: Numbering
     Attachment 22: DA-Facilities Based
     Attachment 23: OS-Facilities Based
     Attachment 24: Recording-Facilities Based
     Attachment 25: DSL/HFPL/Line Splitting
     Attachment 26: Legitimately Related Provisions


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                      INTERCONNECTION AGREEMENT - MISSOURI

       This Interconnection Agreement - Missouri ("Agreement") is between Birch Telecom of Missouri, Inc. ("CLEC"), a Delaware corporation, having an office at 2020 Baltimore Avenue, Kansas City, Missouri 64108, and Southwestern Bell Telephone Company ("SWBT"), a Missouri corporation, having an office at 1010 Pine Street, St. Louis, Missouri 63101, (collectively "the Parties").

       WHEREAS, pursuant to the Telecommunications Act of 1996 (the "Act"), the Parties wish to establish terms for the resale of SWBT services and for the provision by SWBT of Interconnection, unbundled Network Elements, and Ancillary Functions as designated in the Attachments hereto.

       WHEREAS, SWBT participated in a collaborative process with the Public Utility Commission of Texas ("Texas PUC," or "Texas Commission") and numerous competitive local exchange carriers ("CLECs") as part of the process for SWBT to obtain in-region interLATA authority in Texas.

       WHEREAS, SWBT made the following representations as part of the public interest phase of that collaborative process and made the following representations to the Missouri Public Service Commission ("Missouri PSC," "Missouri Commission," or "Commission") as part of the process for SWBT to obtain in-region interLATA authority in Missouri:

       (1) SWBT represented that it has already made several, and represented that it would continue, process improvements designed to foster better relationships with and provide better service to its CLEC customers (such improvements include, but are not limited to: the restructuring of its organizations and the creation of new departments to provide faster and better responses to CLECs; the improvement of communications with CLECs through a greatly expanded Internet website, internal broadcast e-mails and user group meetings; the distribution of customer satisfaction surveys; and the creation of an Internal Escalation Process Intervals Policy);

       (2) SWBT represented that it would follow certain Commission arbitration awards and other decisions, as set forth elsewhere in this Agreement (SWBT, however, made such commitment without waiving its right to appeal awards or decisions specifically set forth in this Section 18.1, 18.2, and 18.3 of General Terms and Conditions);

       (3) SWBT represented that it would continue to work with its CLEC customers, and invite their feedback, to provide them a meaningful opportunity to compete in Missouri;
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       (4)    SWBT represented that it will comply with the FCC's rules and subsequent Section 271 decisions relating to the structural and nonstructural requirements for a Section 272 affiliate;

       WHEREAS SWBT offered as part of the Missouri 271 proceeding to make certain modifications to the Interconnection Agreement-Missouri between Southwestern Bell Telephone Company and AT&T Communications of the Southwest, Inc. ("the AT&T Interconnection Agreement") available to other CLECs.

       WHEREAS, CLEC wishes to enter an agreement containing those terms and conditions.

       NOW, THEREFORE, in consideration of the premises and the mutual covenants of this Agreement CLEC and SWBT hereby agree as follows:

1.0    INTRODUCTION

1.1 This Agreement sets forth the terms, conditions and prices under which SWBT agrees to provide (a) services for resale (hereinafter referred to as Resale services), (b) unbundled Network Elements, or combinations of such Network Elements (Combinations), (c) Ancillary Functions and (d) Interconnection to CLEC. This Agreement also sets forth the terms and conditions for the interconnection of CLEC's network to SWBT's network and reciprocal compensation for the transport and termination of telecommunications.

1.2 The Network Elements, Combinations or Resale services provided pursuant to this Agreement may be connected to other Network Elements, Combinations or Resale services provided by SWBT or to any network components provided by CLEC itself or by any other vendor. Subject to the requirements of this Agreement, CLEC may at any time add, delete, relocate or modify the Resale services, Network Elements or Combinations purchased hereunder.

1.3 Except as provided in this Agreement, during the term of this Agreement, SWBT will not discontinue, as to CLEC, any Network Element, Combination, or Ancillary Functions offered to CLEC hereunder. During the term of this Agreement, SWBT will not discontinue any Resale services or features offered to CLEC hereunder except as provided in this Agreement. This
       Section is not intended to impair SWBT's ability to make changes in its Network, so long as such changes are consistent with the Act and do not result in the discontinuance of the offerings of Network Elements, Combinations, or Ancillary Functions made by SWBT to CLEC as set forth in and during the terms of this Agreement.

1.4 SWBT may fulfill the requirements imposed upon it by this Agreement by itself or may cause its Affiliates to take such actions to fulfill the responsibilities.
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1.5    This Agreement includes and incorporates herein the Attachments listed in
       Section 61 of this Agreement, and all accompanying Appendices, Addenda and Exhibits.

1.6 Unless otherwise provided in the Agreement, SWBT will perform all of its obligations concerning its offering of Resale services and unbundled Network Elements under this Agreement throughout the entire service area where SWBT is the incumbent local exchange carrier; provided, that SWBT's obligations to provide Ancillary Functions or to meet other requirements of the Act covered by this Agreement are not necessarily limited to such service areas.

2.0    EFFECTIVE DATE

2.1 Any CLEC that wants to accept this entire Agreement (after the Missouri Public Service Commission has issued an order finding that this Agreement satisfies the competitive checklist under 47 U. S. C. Section 271(c) and supporting SWBT's application for in-region intraLATA relief for the State of Missouri), shall notify SWBT in writing. Within 5 business days of such notification, SWBT shall present the CLEC with a signed Interconnection Agreement substantively identical to this Agreement. Within 5 business days of receipt of the SWBT signed Interconnection Agreement, the CLEC shall sign the Interconnection Agreement and file it with this Commission. The signed Interconnection Agreement between SWBT and the CLEC shall become effective by operation of law immediately upon filing with the Commission (the "Effective Date").

3.0    THIS SECTION INTENTIONALLY LEFT BLANK


4.0    TERM OF AGREEMENT

4.1 This Agreement will become effective as of the Effective Date stated above, and will expire March 6, 2002, unless the Federal Communications Commission (FCC) approves SWBT's application to provide in-region interLATA service in Missouri under 47 U.S.C. Section 271 by June 29, 2001, in which event the terms of this Agreement will automatically be extended until March 6, 2005. In the event the FCC approves SWBT's application to provide in-region interLATA service in Missouri under 47 U.S.C. Section 271 after June 29, 2001, but prior to March 6, 2002, SWBT shall have the option of extending the Agreement until March 6, 2005. In such event, SWBT will provide notice to the Commission and to CLEC, within five business days of FCC approval, of its agreement to extend the Agreement until March 6, 2005. If either party desires to negotiate a

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       successor agreement to this Agreement, such party must provide the other party with a written request to negotiate such successor agreement (Request to Negotiate) not later than 180 days prior to the expiration of this Agreement. A Request to Negotiate does not activate the negotiation timeframe set forth in this Agreement, nor does it shorten the life of this Agreement. The noticing Party will delineate the items desired to be negotiated. Not later than 30 days from receipt of said Notice to Negotiate, the receiving Party will notify the sending Party of additional items desired to be negotiated, if any. The Parties will begin negotiations not later than 135 days prior to expiration of this Agreement. If the FCC approves SWBT's application to provide in-region interLATA service in Missouri after June 29, 2001 and SWBT provides notice of its agreement under this Section to extend the Agreement until March 6, 2005 CLEC may withdraw its Request to Negotiate.

4.1.1 This Agreement will not go into effect until the Missouri Public Service Commission has issued an Order finding that this Agreement satisfies the competitive checklist under 47 U.S.C. Section 271(c) and supporting SWBT's application for in-region interLATA relief for the State of Missouri. SWBT's offering of this Agreement and all sections, attachments and offerings therein are expressly conditioned upon the Missouri Public Service Commission's support for SWBT's application for in-region interLATA relief for the State of Missouri. If the Missouri Public Service Commission does not support SWBT's application for in-region interLATA relief for the State of Missouri, then SWBT's offering of this Agreement and all sections, attachments and offerings therein is immediately withdrawn and this Agreement will not go into effect.

4.1.2 Should CLEC opt to incorporate any provision of another interconnection agreement into this Agreement pursuant to Section 252(i) of the Act, such incorporated provision shall expire on the date it would have expired under the interconnection agreement from which it was taken. Should CLEC opt to incorporate any provision of this Agreement into another interconnection agreement pursuant to Section 252(i) of the Act, the provision from this Agreement shall expire on the date provided in
       Section 4.1 above and shall not control the expiration date of the provisions of the other interconnection agreement.

4.2    If either party has served a Notice to Negotiate pursuant to paragraph
       4.1 above then, notwithstanding the expiration of the Agreement in accordance with paragraph 4.1 above, the terms, conditions, and prices of this Agreement will remain in effect for a maximum of 135 days after expiration of the Agreement for completion of said negotiations and any necessary arbitration. The Parties agree to resolve any impasse by submission of the disputed matters to the Missouri PSC for arbitration. Should the Missouri PSC decline jurisdiction, the Parties will resort to a commercial provider of arbitration services.

4.2.1 Pursuant to Sections 18.2 and 18.3, SWBT and CLEC agree not to challenge the lawfulness of any provision of this Agreement. In the event that one of the Parties to this Agreement nonetheless challenges the lawfulness of any provision of this Agreement in a

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       judicial, dispute resolution, or regulatory proceeding, then the other
       Party, at its option, may terminate this Agreement immediately. In such event, the Parties shall have a period not to exceed 135 days in which to negotiate, and 135 additional days to arbitrate any disputes for, a replacement interconnection agreement. However, should a non-party successfully challenge the lawfulness of any provision of this Agreement, SWBT and CLEC agree that, despite such challenge, the terms and conditions of this Agreement will continue to apply and be effective between SWBT and CLEC. Nothing in this Section 4.2.1 is intended to imply that pursuit of resolution of disputes concerning a Party's clarifications or interpretations of the provisions of this Agreement, as provided in Sections 18.2 and 18.3, is a challenge to the lawfulness of this Agreement.

4.3 Upon termination of this Agreement, CLEC's liability will be limited to payment of the amounts due for Network Elements, Combinations, Ancillary Functions and Resale Services provided up to and including the date of termination and thereafter as reasonably requested by CLEC to prevent service interruption, but not to exceed 135 days after the expiration of this agreement to allow for completion of negotiations, and any arbitration for, a successor agreement (such 135 day negotiation/arbitration period being in addition to the pre-expiration negotiation period of a minimum of 135 days, as provided for in Section
       4.1 above). The Network Elements, Combinations, Ancillary Functions and Resale services provided hereunder are vital to CLEC and must be continued without interruption. When CLEC provides or retains another vendor to provide such comparable Network Elements, Combinations, Ancillary Functions or Resale services, SWBT and CLEC agree to co-operate in an orderly and efficient transition to CLEC or another vendor. SWBT and CLEC further agree to coordinate the orderly transition to CLEC or another vendor such that the level and quality of the Network Elements, Combinations, Ancillary Functions and Resale Services is not degraded and each Party will exercise its best efforts to effect an orderly and efficient transition.

5.0    ASSIGNMENT

5.1 Neither Party hereto may assign or otherwise transfer its rights or obligations under this Agreement, except with the prior written consent of the other Party hereto, which consent will not be unreasonably withheld; provided, that SWBT may assign its rights and delegate its benefits and delegate its duties and obligations under this Agreement without the consent of CLEC to a 100 per cent owned affiliate of SWBT, provided the performance of any such assignee is guaranteed by the assignor. Nothing in this Section is intended to impair the right of either Party to utilize subcontractors.

5.2 Each Party will notify the other in writing not less than 60 days in advance of anticipated assignment.

6.0    CONFIDENTIALITY AND PROPRIETARY INFORMATION

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6.1    For the purposes of this Agreement, "Confidential Information" means confidential or proprietary technical or business information given by the Discloser to the Recipient. All information which is disclosed by one party to the other in connection with this Agreement, during negotiations and the term of this Agreement, will automatically be deemed proprietary to the Discloser and subject to this Agreement, unless otherwise confirmed in writing by the Discloser. In addition, by way of example and not limitation, all orders for Resale Services, Network Elements or Combinations placed by CLEC pursuant to this Agreement, and information that would constitute Customer Proprietary Network Information of CLEC's customers pursuant to the Act and the rules and regulations of the Federal Communications Commission (FCC), and Recorded Usage Data as described in Attachments 5 and 10 concerning Recorded Usage Data, whether disclosed by CLEC to SWBT or otherwise acquired by SWBT in the course of the performance of this Agreement, will be deemed Confidential Information of CLEC for all purposes under this Agreement.

6.2 For a period of five (5) years from the receipt of Confidential Information from the Discloser, except as otherwise specified in this Agreement, the Recipient agrees (a) to use it only for the purpose of performing under this Agreement, (b) to hold it in confidence and disclose it to no one other than its employees having a need to know for the purpose of performing under this Agreement, and (c) to safeguard it from unauthorized use or disclosure using at least the same degree of care with which the Recipient safeguards its own Confidential Information. If the Recipient wishes to disclose the Discloser's Confidential Information to a third-party agent or consultant, such disclosure must be agreed to in writing by the Discloser, and the agent or consultant must have executed a written agreement of nondisclosure and nonuse comparable in scope to the terms of this Section.

6.3 The Recipient may make copies of Confidential Information only as reasonably necessary to perform its obligations under this Agreement. All such copies will be subject to the same restrictions and protections as the original and will bear the same copyright and proprietary rights notices as are contained on the original.

6.4 The Recipient agrees to return all Confidential Information in tangible form received from the Discloser, including any copies made by the Recipient within thirty (30) days after a written request is delivered to the Recipient, or to destroy all such Confidential Information if directed to do so by Discloser except for Confidential Information that the Recipient reasonably requires to perform its obligations under this Agreement. If either Party loses or makes an unauthorized disclosure of the other Party's Confidential Information, it will notify such other party immediately and use reasonable efforts to retrieve the lost or wrongfully disclosed information.

6.5    The Recipient will have no obligation to safeguard Confidential
       Information: (a) which was in the possession of the Recipient free of restriction prior to its receipt from the

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       Discloser, (b) after it becomes publicly known or available through no breach of this Agreement by the Recipient; (c) after it is rightfully acquired by the Recipient free of restrictions on its disclosure; or (d) after it is independently developed by personnel of the Recipient to whom the Discloser's Confidential Information had not been previously disclosed. In addition, either Party will have the right to disclose Confidential Information to any mediator, arbitrator, state, or federal regulatory body, or a court in the conduct of any mediation, arbitration or approval of this Agreement, so long as, in the absence of an applicable protective order, the Discloser has been promptly notified by the Recipient and so long as the Recipient undertakes all lawful measures to avoid disclosing such information until Discloser has had reasonable time to negotiate a protective order with any such mediator, arbitrator, state or regulatory body or a court, and complies with any protective order that covers the Confidential Information.

6.6 The Parties acknowledge that an individual end user may simultaneously seek to become or be a customer of both Parties. Nothing in this Agreement is intended to limit the ability of either Party to use customer specific information lawfully obtained from end users or sources other than the Disclosing Party.

6.7 Each Party's obligations to safeguard Confidential Information disclosed prior to expiration or termination of this Agreement will survive such expiration or termination.

6.8 Except as otherwise expressly provided elsewhere in this Agreement, no license is hereby granted under any patent, trademark, or copyright, nor is any such license implied solely by virtue of the disclosure of any Confidential Information.

6.9 Each Party agrees that the Discloser may be irreparably injured by a disclosure in breach of this Agreement by the Recipient or its representatives and the Discloser will be entitled to seek equitable relief, including injunctive relief and specific performance, in the event of any breach or threatened breach of the confidentiality provisions of this Agreement. Such remedies will not be deemed to be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies available at law or in equity.

7.0    LIABILITY AND INDEMNIFICATION

7.1    LIMITATION OF LIABILITIES

7.1.1 Except as specifically provided in Attachment 25 DSL-MO, the Parties' liability to each other during any Contract Year resulting from any and all causes, other than as specified below in Sections 7.3.1 and 7.3.6, following, and for willful or intentional misconduct (including gross negligence), will not exceed the total of any amounts due and owing to CLEC pursuant to Section 46 (Performance Criteria) and the Attachment referenced in that Section, plus the amounts charged to CLEC by SWBT under this Agreement during the Contract Year in which such cause accrues or arises. For purposes of this Section, the

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       first Contract Year commences on the first day this Agreement becomes effective and each subsequent Contract Year commences on the day following that anniversary date.

7.1.2 Except for losses alleged or made by an end user of either Party, or except as otherwise provided in specific appendices, in the case of any loss alleged or made by a third party arising under the negligence or willful misconduct of both Parties, each Party shall bear, and its obligation under this section shall be limited to, that portion (as mutually agreed to by the Parties) of the resulting expense caused by its own negligence or willful misconduct or that of its agents, servants, contractors, or others acting in aid or concert with it.

7.2    NO CONSEQUENTIAL DAMAGES

7.2.1 EXCEPT AS OTHERWISE PROVIDED IN ATTACHMENT 17, NEITHER CLEC NOR SWBT WILL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL CONSEQUENTIAL, RELIANCE, OR SPECIAL DAMAGES SUFFERED BY SUCH OTHER PARTY (INCLUDING WITHOUT LIMITATION DAMAGES FOR HARM TO BUSINESS, LOST REVENUES, LOST SAVINGS, OR LOST PROFITS SUFFERED BY SUCH OTHER PARTIES), REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, WARRANTY, STRICT LIABILITY, OR TORT, INCLUDING WITHOUT LIMITATION, NEGLIGENCE OF ANY KIND WHETHER ACTIVE OR PASSIVE, AND REGARDLESS OF WHETHER THE PARTIES KNEW OF THE POSSIBILITY THAT SUCH DAMAGES COULD RESULT. EACH PARTY HEREBY RELEASES THE OTHER PARTY (AND SUCH OTHER PARTY'S SUBSIDIARIES AND AFFILIATES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS) FROM ANY SUCH CLAIM. NOTHING CONTAINED IN THIS SECTION WILL LIMIT SWBT'S OR CLEC'S LIABILITY TO THE OTHER FOR (i) WILLFUL OR INTENTIONAL MISCONDUCT (INCLUDING GROSS NEGLIGENCE); (ii) BODILY INJURY, DEATH, OR DAMAGE TO TANGIBLE REAL OR TANGIBLE PERSONAL PROPERTY PROXIMATELY CAUSED BY SWBT OR CLEC'S NEGLIGENT ACT OR OMISSION OR THAT OF THEIR RESPECTIVE AGENTS, SUBCONTRACTORS OR EMPLOYEES, NOR WILL ANYTHING CONTAINED IN THIS SECTION LIMIT THE PARTIES INDEMNIFICATION OBLIGATIONS, AS SPECIFIED BELOW.

7.3    OBLIGATION TO INDEMNIFY

7.3.1 Each Party will and hereby agrees to defend at the other's request, indemnify, and hold harmless the other Party and each of its officers, directors, employees, and agents (each, an Indemnitee) against and in respect of any loss, debt, liability, damage, obligation, claim, demand, judgment, or settlement of any nature or kind, known or unknown, liquidated or unliquidated, including without limitation all reasonable costs and expenses incurred (legal, account or otherwise) (collectively, Damages) arising out of, resulting

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       from, or based upon any pending or threatened claim, action, proceeding or suit by any third party (a Claim) (i) alleging any omissions, breach of any representation, warranty, or covenant made by such indemnifying Party (the Indemnifying Party) in this Agreement, (ii) based upon injuries or damages to any person or property or the environment arising out of or in connection with this Agreement that are the result of the Indemnifying Party's actions, breach of Applicable Law, or the actions, omissions or status of its employees, agents, and subcontractors.

7.3.1.1 In the case of any loss alleged or made by an end user of either Party, the Party whose end user alleged or made such loss (Indemnifying Party) shall defend and indemnify the other party (Indemnified Party) against any and all such claims or loss by its end users regardless of whether the underlying service was provided or unbundled element was provisioned by the Indemnified Party, unless the loss was caused by the gross negligence or intentional or willful misconduct or breach of applicable law of the other (Indemnified) Party.

7.3.2 CLEC acknowledges that its right under this Agreement to interconnect with SWBT's Missouri network and to unbundle and/or combine SWBT's network elements (including combining with CLEC's network elements) may be subject to or limited by Intellectual Property rights (including without limitation, patent, copyright, trade secret, trade mark, service mark, trade name and trade dress rights) and contract rights of third parties.

7.3.3 The Parties acknowledge that on April 27, 2000, the FCC released its Memorandum Opinion and Order in CC Docket No. 96-98 (File No. CCBPol. 97-4), IN THE MATTER OF PETITION OF MCI FOR DECLARATORY RULING. Absent any stay, reconsideration or appeal, such Order will become effective thirty (30) days following the future publication of such Order in the Federal Register. The Parties further acknowledge and agree that by executing this Agreement, neither Party waives any of its rights, remedies, or arguments with respect to such decision and any remand thereof, including its right to seek legal review or a stay pending appeal of such decision.

7.3.3.1 When the Order referenced in Section 7.3.3 (or any reconsideration or appeal therefrom) is effective, SWBT agrees to use its best efforts to obtain for CLEC, under commercially reasonable terms, Intellectual Property rights to each unbundled network element necessary for CLEC to use such unbundled network element in the same manner as SWBT.

7.3.3.2 SWBT shall have no obligation to attempt to obtain for CLEC any Intellectual Property right(s) that would permit CLEC to use any unbundled network element in a different manner than used by SWBT.

7.3.3.3 When the Order referenced in Section 7.3.3 (or any reconsideration or appeal therefrom) is effective, to the extent not prohibited by a contract with the vendor
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          of the network element sought by CLEC that contains Intellectual
          Property licenses, SWBT shall reveal to CLEC the name of the vendor, the Intellectual Property rights licensed to SWBT under the vendor contract and the terms of the contract (excluding cost terms). SWBT shall, at CLEC's request, contact the vendor to attempt to obtain permission to reveal additional contract details to CLEC.

7.3.4 SWBT hereby conveys no licenses to use such Intellectual Property rights and makes no warranties, express or implied, concerning CLEC's (or any third party's) rights with respect to such Intellectual Property rights and contract rights, including whether such rights will be violated by such interconnection or unbundling and/or combining of network elements (including combining with CLEC's network elements) in SWBT's network or CLEC's use of other functions, facilities, products or services furnished under this Agreement. Any licenses or warranties for Intellectual Property rights associated with unbundled network elements are vendor licenses and warranties and are a part of the Intellectual Property rights SWBT agrees in Section 7.3.3.1 to use its best efforts to obtain.

7.3.5 SWBT does not and shall not indemnify, defend or hold CLEC harmless, nor be responsible for indemnifying or defending, or holding CLEC harmless, for any Claims or Damages for actual or alleged infringement of any Intellectual Property right or interference with or violation of any contract right that arises out of, is caused by, or relates to CLEC's interconnection with SWBT's network and unbundling and/or combining SWBT's network elements (including combining with CLEC's network elements) or CLEC's use of other functions, facilities, products or services furnished under this Agreement. Any indemnities for Intellectual Property rights associated with unbundled network elements shall be vendor's indemnities and are a part of the Intellectual Property rights SWBT agrees in Section 7.3.3.1 to use its best efforts to obtain.

7.3.6 CLEC hereby agrees to release, indemnify and hold SWBT harmless from and against all Damages arising out of, caused by, or relating to any Claim that CLEC's interconnection with SWBT's network, or CLEC's use of SWBT's network elements, or unbundling and/or combining of SWBT's network elements (including combining with CLEC's network elements) or CLEC's use of other functions, facilities, products or services furnished under this Agreement violates or infringes upon any third party Intellectual Property rights or constitutes a breach of contract rights of third parties.

7.3.7 All costs associated with the extension of Intellectual Property rights to CLEC pursuant to Section 7.3.3.1, including the cost of the license extension itself and the costs associated with the effort to obtain the license, shall be a part of the cost of providing the unbundled network element to which the Intellectual Property rights relate and apportioned to all requesting carriers using that unbundled network element including SWBT.

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7.4    OBLIGATION TO DEFEND; NOTICE; COOPERATION

7.4.1 Whenever a Claim will arise for indemnification under this Section, the relevant Indemnitee, as appropriate, will promptly notify the Indemnifying party and request the Indemnifying Party to defend the same. Failure to so notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that the Indemnifying Party might have, except to the extent that such failure prejudices the Indemnifying Party's ability to defend such Claim. The Indemnifying Party will have the right to defend against such liability or assertion in which event the Indemnifying Party will give written notice to the Indemnitee of acceptance of the defense of such Claim and the identity of counsel selected by the Indemnifying Party. Except as set forth below, such notice to the relevant Indemnitee will give the Indemnifying Party full authority to defend, adjust, compromise, or settle such Claim with respect to which such notice will have been given, except to the extent that any compromise or settlement might prejudice the Intellectual Property Rights of the relevant Indemnities. The Indemnifying Party will consult with the relevant Indemnitee prior to any compromise or settlement that would affect the Intellectual Property Rights or other rights of any Indemnitee, and the relevant Indemnitee will have the right to refuse such compromise or settlement and, at the refusing Party's or refusing Party's cost, to take over such defense, provided that in such event the Indemnifying Party will not be responsible for, nor will it be obligated to indemnify the relevant Indemnitee against any cost or liability in excess of such refused compromise or settlement. With respect to any defense accepted by the Indemnifying Party, the relevant Indemnitee will be entitled to participate with the Indemnifying Party in such defense if the Claim requests equitable relief or other relief that could affect the rights of the Indemnitee and also will be entitled to employ separate counsel for such defense at such Indemnitee's expense. In the event the Indemnifying Party does not accept the defense of any indemnified Claim as provided above, the relevant Indemnitee will have the right to employ counsel for such defense at the expense of the Indemnifying Party. Each Party agrees to cooperate and to cause its employees and agents to cooperate with the other Party in the defense of any such Claim.

7.5    OSHA STATEMENT

7.5.1 CLEC, in recognition of SWBT's status as an employer, agrees to abide by and to undertake the duty of compliance on behalf of SWBT with all federal, state and local laws, safety and health regulations relating to CLEC's activities concerning Collocated Space, and to indemnify and hold SWBT harmless for any judgments, citations, fines, or other penalties which are assessed against SWBT as the result solely of CLEC's failure to comply with any of the foregoing. SWBT, in its status as an employer, will comply with all federal, state and local laws, safety and health standards and regulations with respect to all other portions of the Premises, and agrees to indemnify and hold CLEC harmless for any judgments, citations, fines or other penalties which are assessed against CLEC as a result solely of SWBT's failure to comply with any of the foregoing.

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8.0    PAYMENT OF RATES AND CHARGES

8.1 Except as otherwise specifically provided elsewhere in this Agreement, the Parties will pay all rates and charges due and owing under this Agreement within thirty (30) days of receipt of an invoice. Except as otherwise specifically provided in this Agreement interest on overdue invoices will apply at the six (6) month Commercial Paper Rate applicable on the first business day of each calendar year.

8.2 If CLEC fails to remit payment for any charges for services by the Bill Due Date, or if a payment or any portion of a payment is received from CLEC after the Bill Due Date, or if a payment or any portion of a payment is received in funds which are not immediately available to SWBT as of the Bill Due Date (individually and collectively, "Past Due"), then a late payment charge shall be assessed as provided in Sections 8.2.1 through 8.2.2, as applicable.

8.2.1 If any charge incurred under this Agreement that is billed out of any SWBT billing system other than the SWBT Customer Records Information System (CRIS) is Past Due, the unpaid amounts shall bear interest from the Bill Due Date until paid at the lesser of (i) the rate used to compute the Late Payment Charge in the SWBT Missouri intrastate access services tariff or (ii) the highest rate of interest that may be charged under Applicable Law, compounded daily from the Bill Due Date to and including the date that the payment is actually made and available.

8.2.2 If any charge incurred under this Agreement that is billed out of SWBT's CRIS system is Past Due, the unpaid amounts shall bear interest from the Bill Due Date until paid. The interest rate applied to SWBT CRIS-billed Past Due unpaid amounts shall be the lesser of (i) the rate used to compute the Late Payment Charge contained in the SWBT General Exchange tariff for business End Users in Missouri or (ii) the highest rate of interest that may be charged under Applicable Law, compounded daily from the Bill Due Date to and including the date that the payment is actually made and available.

9.0    DISPUTE RESOLUTION

9.1    FINALITY OF DISPUTES

9.1.1 Except as otherwise specifically provided in this Agreement, no claims will be brought for disputes arising from this Agreement more than 24 months from the date the occurrence which gives rise to the dispute is discovered or reasonably should have been discovered with the exercise of due care and attention.

9.2    ALTERNATIVE TO LITIGATION

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9.2.1  The Parties desire to resolve disputes arising out of this Agreement without litigation. Accordingly, except for action seeking a temporary restraining order or an injunction related to the purposes of this Agreement, or suit to compel compliance with this Dispute Resolution process, the Parties agree to use the following Dispute Resolution procedure with respect to any controversy or claim arising out of or relating to this Agreement or its breach.

9.3    INFORMAL RESOLUTION OF DISPUTES

9.3.1 In the case of any dispute and at the written request of a Party, each Party will appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising under this Agreement. The location, form, frequency, duration, and conclusion of these discussions will be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative informal dispute resolution procedures such as mediation to assist in the negotiations. Discussions and the correspondence among the representatives for purposes of settlement are exempt from discovery and production and will not be admissible in the arbitration described below or in any lawsuit without the concurrence of both parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and, if otherwise admissible, may be admitted in evidence in the arbitration or lawsuit.

9.3.2  Request for Expedited Resolution

       When a dispute affects the ability of a party to provide uninterrupted service or hinders the provisioning of any service, functionality or network element, the party may file a complaint to initiate an expedited informal dispute resolution proceeding. This process applies to the following types of issues: establishment of service, service interruption, service outage or disconnection. This process is not intended to address complex business problems that do not preclude a CLEC from providing service, such as billing accuracy. This process is in addition to any other dispute resolution process or procedure that exists under the rules and regulations of the Commission. The parties agree to recommend that the Commission appoint Commission Staff to the case to proceed on an expedited bases.

       Any complaint filed pursuant to this procedure must include the following information:

       a) the specific circumstances that make the dispute eligible for the expedited dispute resolution process;
       b) a description of the particular service-affecting issue giving rise to the complaint;
       c) a description of the parties' efforts to resolve the disputed issue;
       d) A list of cross-references to the area or areas of the M2A applicable to the issue in dispute as applicable; and

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       e)      Any proposed resolution of the dispute.

       The respondent shall file a response to the complaint within five business days after the filing of the complaint. The respondent shall serve a copy of the response on the complainant by hand-delivery or facsimile on the same day as it is filed with the Commission.

       The parties agree to meet with the appointed Commission Staff within 10 business days, but no sooner than 5 business days, of the date the response is filed. The parties agree that Commission Staff has authority to oversee the discussion between the parties and may act in the capacity of the mediator.

       If a party believes that a more formal proceeding is necessary, the party may file a Complaint to proceed according to the rules and regulations governing administrative procedure by the Commission and the parties agree to jointly recommend expedited handling of the complaint.

9.4    BILLING DISPUTES

9.4.1 The Parties agree that with respect to matters that are purely unresolved billing disputes, all bills, including bills disputed in whole or in part, are to be paid when due, that interest applies to all overdue invoices as set forth in Section 8 to this Agreement, and that no other late payment fee or charge applies to overdue invoices. The Parties further agree that if any billing dispute is resolved in favor of the disputing Party the disputing Party will receive, by crediting or otherwise, interest applied to the disputed amount as set forth in
       Section 8.

9.4.2 To the extent that any other portions of this Agreement provide for a bill closure process between the parties, or if such a process is mutually agreed to by the Parties, the procedures involved in such processes will not be deemed to place a particular billing item in dispute for purposes of this Section.

9.4.3 Each Party agrees to notify the other Party of a billing dispute and may invoke the informal dispute resolution process described in Section 9.2. The parties will endeavor to resolve the dispute within thirty (30) calendar days of the Bill Date on which such disputed charges appear, or, if the charges have been subject to the bill closure process described in
       Section 9.4.2, above, within thirty (30) calendar days of the closure of the billing period covered by such bill closure process.

9.5    FORMAL RESOLUTION OF DISPUTES

9.5.1 Except as otherwise specifically set forth in this Agreement, for all disputes arising out of or pertaining to this Agreement, including but not limited to matters not specifically

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       addressed elsewhere in this Agreement which require clarification, renegotiation, modifications or additions to this Agreement, either party may invoke dispute resolution procedures available pursuant to the dispute resolution rules, as amended from time to time, of the Public Service Commission of Missouri. Also, upon mutual agreement, the parties may seek commercial binding arbitration as specified in Section 9.6.

9.5.2 The Parties agree that the Dispute Resolution procedures set forth in this Agreement are not intended to conflict with applicable requirements of the Act or the state commission with regard to procedures for the resolution of disputes arising out of this Agreement.

9.6    ARBITRATION

9.6.1 When both parties agree to binding arbitration, disputes will be submitted to a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association or pursuant to such other provider of arbitration services or rules as the Parties may agree. The place where each separate arbitration will be held will alternate between Dallas, Texas, and St. Louis, Missouri, unless the Parties agree otherwise. The arbitration hearing will be requested to commence within 60 days of the demand for arbitration. The arbitrator will control the scheduling so as to process the matter expeditiously. The Parties may submit written briefs upon a schedule determined by the arbitrator. The Parties will request that the arbitrator rule on the dispute by issuing a written opinion within 30 days after the close of hearings. The arbitrator has no authority to order punitive or consequential damages. The times specified in this Section may be extended or shortened upon mutual agreement of the Parties or by the arbitrator upon a showing of good cause. Each Party will bear its own costs of these procedures. The Parties will equally split the fees of the arbitration and the arbitrator. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

10.0   TERMINATION OF SERVICE TO CLEC

10.1 Failure of CLEC to pay charges may be grounds for termination of this Agreement. If CLEC fails to pay when due, any and all charges billed to them under this Agreement, (Unpaid Charges), and any portion of such charges remain unpaid more than fifteen (15) calendar days after the due date of such Unpaid Charges, SWBT will notify CLEC in writing that in order to avoid having service disconnected, CLEC must remit all Unpaid Charges, whether disputed or undisputed, to SWBT within fifteen (15) calendar days after receipt of said notice. Disputes hereunder will be resolved in accordance with the Dispute Resolution Procedures set out in
       Section 9 of this Agreement.

10.2 If any CLEC charges remain unpaid at the conclusion of the time period as set forth in Section 10.1 above (30 calendar days from the due date of such unpaid charges), SWBT will notify CLEC, the appropriate commission(s) and the end user's IXC(s) of Record in writing, that unless all charges are paid within fifteen (15) calendar days, CLEC's service

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       will be disconnected and CLEC's resale end users may be switched to SWBT local service. SWBT will also suspend order acceptance at this time.

10.3 If any CLEC charges remain unpaid or undisputed thirty (30) calendar days past the due date of the unpaid charges as described in Section 10.2 above, CLEC will, at its sole expense, notify its end users, the Commission and the end user's IXC of Record that their service may be disconnected for CLEC failure to pay unpaid charges, and that its end users must select a new local service provider within fifteen (15) calendar days. The notice will also advise the resale end user that SWBT will assume the resale end user's account at the end of the fifteen (15) calendar day period should the resale end user fail to select a new local service provider.

10.4 If any CLEC charges remain unpaid or undisputed forty-five (45) calendar days past the due date, SWBT will disconnect CLEC and transfer all CLEC's resale end users who have not selected another local service provider directly to SWBT's service. These resale end users will receive the same services provided through CLEC at the time of transfer. SWBT will inform the Commission and the end user's IXC(s) of Record of the names of all end users transferred through this process. Applicable service establishment charges for switching end users from CLEC to SWBT will be assessed to CLEC.

10.5 Within five (5) calendar days of the transfer (50 calendar days past CLEC's due date), SWBT will notify all transferred end users that because of a CLEC's failure to pay, their service is now being provided by SWBT. SWBT will also notify the transferred end user that they have thirty (30) calendar days to select a local service provider. If the transferred end user does not select an LSP within 30 calendar days, the customer's service will be terminated.

10.6 SWBT may discontinue service to CLEC upon failure to pay undisputed charges as provided in this section, and will have no liability to CLEC in the event of such disconnection.

10.7 After disconnect procedures have begun, SWBT will not accept service orders from CLEC until all unpaid charges are paid. SWBT will have the right to require a deposit equal to one month's charges (based on the highest previous month of service from SWBT) prior to resuming service to CLEC after disconnect for nonpayment.

10.8 Beyond the specifically set out limitations in this section, nothing herein will be interpreted to obligate SWBT to continue to provide service to any such end users or to limit any and all disconnection rights SWBT may have with regard to such end users.

11.0   NOTICES

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11.1   In the event any notices are required to be sent under the terms of this
       Agreement, they may be sent by mail and are deemed to have been given on the date received. Notice may also be effected by personal delivery or by overnight courier, and will be effective upon receipt. Notice may also be provided by facsimile, which will be effective on the next business day following the date of transmission; provided, however, notices to a Party's 24-hour maintenance contact number will be by telephone and/or facsimile and will be deemed to have been received on the date transmitted. The Parties will provide the appropriate telephone and facsimile numbers to each other. Unless otherwise specifically provided in this Agreement, notice will be directed as follows:

11.2   If to CLEC:

              Gregory C. Lawhon, General Counsel
              Birch Telecom of Missouri, Inc.
              2020 Baltimore Avenue
              Kansas City, MO 64108


11.3   If to SWBT:

              Contract Management
              ATTN:  Notices Manager
              Four Bell Plaza, 9th Flr.
              311 S. Akard St.
              Dallas, TX 75202-5398

       Either Party may unilaterally change its designated representative and/or address, telephone contact number or facsimile number for the receipt of notices by giving seven (7) days' prior written notice to the other Party in compliance with this Section. Any notice or other communication will be deemed given when received.

12.0   TAXES

12.1 With respect to any purchase of service under this Agreement, if any Federal, state or local government tax, fee, surcharge, or other tax-like charge (a "Tax") is required or permitted by applicable law, ordinance or tariff to be collected from a purchasing Party by the providing Party, then (i) the providing Party will bill, as a separately stated item, the purchasing Party for such Tax, (ii) the purchasing Party will timely remit such Tax to the providing Party, and (iii) the providing Party will remit such collected Tax to the applicable taxing authority.

12.2 If the providing Party does not collect a Tax because the purchasing Party asserts that it is not responsible for the tax, or is otherwise excepted from the obligation which is later

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       determined by formal action to be wrong then, as between the providing
       Party and the purchasing Party, the purchasing Party will be liable for such uncollected Tax and any interest due and/or penalty assessed on the uncollected Tax by the applicable taxing authority or governmental entity.

12.3 If either Party is audited by a taxing authority or other governmental entity the other Party agrees to reasonably cooperate with the Party being audited in order to respond to any audit inquiries in a proper and timely manner so that the audit and/or any resulting controversy may be resolved expeditiously.

12.4 If applicable law excludes or exempts a purchase of services under this Agreement from a Tax, and if such applicable law also provides an exemption procedure, such as an exemption certificate requirement, then, if the purchasing Party complies with such procedure, the providing Party, subject to Section 12.2, will not collect such Tax during the effective period of the exemption. Such exemption will be effective upon receipt of the exemption certificate or affidavit in accordance with
       Section 12.7.

12.5 If applicable law excludes or exempts a purchase of services under this Agreement from a Tax, but does not also provide an exemption procedure, then the providing Party will not collect such Tax if the purchasing Party (i) furnishes the providing Party with a letter signed by an officer of the purchasing Party claiming an exemption and identifying the applicable law which allows such exemption, and (ii) supplies the providing Party with an indemnification agreement, reasonably acceptable to the providing Party, which holds the providing Party harmless on an after-tax basis with respect to forbearing to collect such Tax.

12.6 With respect to any Tax or Tax controversy covered by this Section 12, the purchasing Party will be entitled to contest, pursuant to applicable law, and at its own expense, any Tax that it is ultimately obligated to pay. The purchasing Party will be entitled to the benefit of any refund or recovery resulting from such a contest. The providing Party will cooperate in any such contest.

12.7 All notices, affidavits, exemption certificates or other communications required or permitted to be given by either Party to the other under this
       Section 12, will be made in writing and will be delivered by certified mail, and sent to the addresses stated in Section 11 and to the following:

       To SWBT:

            Director-Taxes
            1010 N. St. Mary's, Room 11-X-1
            San Antonio, TX  78215

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       To CLEC:

            Stephen Spohrer
            Birch Telecom of Missouri, Inc.
            2020 Baltimore Avenue
            Kansas City, MO  64108

       Either Party may from time-to-time designate another address or addressee by giving notice in accordance with the terms of this Section 12.7.

       Any notice or other communication will be deemed to be given when received.

13.0   FORCE MAJEURE

       Except as otherwise specifically provided in this Agreement, neither Party will be liable for any delay or failure in performance of any part of this Agreement caused by a Force Majeure condition, including acts of the United States of America or any state, territory, or political subdivision thereof, acts of God or a public enemy, fires, floods, labor disputes such as strikes and lockouts, freight embargoes, earthquakes, volcanic actions, wars, civil disturbances, cable cuts, or other causes beyond the reasonable control of the Party claiming excusable delay or other failure to perform. Provided, Force Majeure will not include acts of any Governmental Authority relating to environmental, health, or safety conditions at work locations. If any Force Majeure condition occurs the Party whose performance fails or is delayed because of such Force Majeure conditions will give prompt notice to the other Party, and upon cessation of such Force Majeure condition, will give like notice and commence performance hereunder as promptly as reasonably practicable.

14.0   PUBLICITY

14.1 The Parties agree not to use in any advertising or sales promotion, press releases or other publicity matters, any endorsements, direct or indirect quotes or pictures implying endorsement by the other Party or any of its employees without such Party's prior written approval. The Parties will submit to each other for written approval, prior to publication, all such publicity endorsement matters that mention or display the other's name and/or marks or contain language from which a connection to said name and/or marks may be inferred or implied.

14.2 Neither Party will offer any services using the trademarks, service marks, trade names, brand names, logos, insignia, symbols or decorative designs of the other Party or its affiliates without the other Party's written authorization.

15.0   NETWORK MAINTENANCE AND MANAGEMENT

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15.1   The Parties will work cooperatively to implement this Agreement. The
       Parties will exchange appropriate information (e.g., maintenance contact numbers, network information, information required to comply with law enforcement and other security agencies of the Government, etc.) to achieve this desired reliability.

15.2 Each Party will provide a 24-hour contact number for Network Traffic Management issues to the other's surveillance management center. A facsimile (FAX) number must also be provided to facilitate event notifications for planned mass calling events. Additionally, both Parties agree that they will work cooperatively to ensure that all such events will attempt to be conducted in such a manner as to avoid disruption or loss of service to other end users. Each party will maintain the capability of respectively implementing basic protective controls such as "Cancel To" or "Call Gap."

15.3 Neither Party will use any service provided under this Agreement in a manner that impairs the quality of service to other carriers or to either Party's subscribers. Either Party will provide the other Party notice of said impairment at the earliest practicable time.

16.0   LAW ENFORCEMENT AND CIVIL PROCESS

16.1   INTERCEPT DEVICES

16.1.1 Local and federal law enforcement agencies periodically request information or assistance from local telephone service providers. When either Party receives a request associated with a customer of the other Party, the receiving Party will refer such request to the appropriate Party, unless the request directs the receiving Party to attach a pen register, trap-and-trace or form of intercept on the Party's own facilities, in which case that Party will comply with any valid request, to the extent the receiving party is able to do so; if such compliance requires the assistance of the other Party such assistance will be provided.

16.2   SUBPOENAS

16.2.1 If a Party receives a subpoena for information concerning an end user the Party knows to be an end user of the other Party, the receiving Party will refer the subpoena to the requesting entity with an indication that the other Party is the responsible company. Provided, however, if the subpoena requests records for a period of time during which the receiving Party was the end user's service provider, the receiving Party will respond to any valid request to the extent the receiving party is able to do so; if response requires the assistance of the other party such assistance will be provided.

16.3   LAW ENFORCEMENT EMERGENCIES

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16.3.1 If a Party receives a request from a law enforcement agency to implement at its switch a temporary number change, temporary disconnect, or one-way denial of outbound calls for an end user of the other Party, the receiving Party will comply so long as it is a valid emergency request. Neither Party will be held liable for any claims or damages arising from compliance with such requests, and the Party serving the end user agrees to indemnify and hold the other Party harmless against any and all such claims.

17.0   CHANGES IN SUBSCRIBER CARRIER SELECTION

17.1 With respect to Resale services and unbundled Network Elements provided to end users, each Party must obtain end user authorization prior to requesting a change in the end users' provider of local exchange service (including ordering end user specific Network Elements) and must retain such authorizations for twelve (12) months. The authorization must conform with federal rules regarding changes of presubscribed interexchange carriers until such time as there are federal or state rules applicable to changes of local exchange service providers. Thereafter, the authorization must comply with each such rule. The Party submitting the change request assumes responsibility for applicable charges as specified in Section 258(b) of the Telecommunications Act of 1996.

17.2 Only an end user can initiate a challenge to a change in its local exchange service provider. In connection with such challenges each Party will follow procedures which conform with federal rules regarding challenges to changes of presubscribed interexchange carriers until such time as there are federal or state rules applicable to challenges to changes of Local Exchange Service Providers. Thereafter, the procedures each Party will follow concerning challenges to changes of local exchange service providers will comply with such rule. If an end user notified SWBT or CLEC that the end user requests local exchange service, the Party receiving such request shall be free to immediately provide service to such end user. SWBT shall be free to connect the end user to any local service provider based upon the local service provider's request and assurance that proper end user authorization has been obtained. CLEC shall make authorization available to SWBT upon request and at no charge.

17.3 When an end user changes or withdraws authorization, each Party will release customer specific facilities in accordance with the end user customer's directions, or the directions of the end user's agent. Further, when an end user abandons the premise, SWBT is free to reclaim the facilities for use by another customer and is free to issue service orders required to reclaim such facilities.

17.4 Neither Party shall be obligated by this Agreement to investigate any allegations of unauthorized changes in local exchange service ("slamming") on behalf of the other Party or a third party. If SWBT, on behalf of CLEC, agrees to investigate an alleged incidence

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       of slamming, SWBT shall charge CLEC a cost-based or mutually agreed investigation fee.

18.0   AMENDMENTS OR WAIVERS

18.1 Except as otherwise provided in this Agreement, no amendment or waiver of any provision of this Agreement and no consent to any default under this Agreement will be effective unless the same is in writing and signed by an officer of the Party against whom such amendment, waiver or consent is claimed. In addition, no course of dealing or failure of a Party strictly to enforce any term, right or condition of this Agreement will be construed as a waiver of such term, right, or condition.

18.2 Pursuant to Attachment 6, Section 14.8, and for the time periods specified in Attachment 6, Section 14, SWBT expressly waives its right to assert that it need not provide pursuant to the "necessary and impair" standard of FTA Section 251(d)(2) a network element set forth in Attachment 6, Unbundled Network Elements, Sections 3-11 and/or its rights with regard to the combination of any such network elements that are not already assembled pursuant to the provisions in Attachment 6, Section 14. By entering into this Agreement to obtain the benefits set forth herein in whole or in part, SWBT expressly waives its right to challenge the terms of this Agreement in any judicial, dispute resolution or regulatory proceeding, except that SWBT expressly reserves the right to seek clarification or interpretation of the terms of this Agreement through the dispute resolution process established by the Commission or challenge in any judicial, dispute resolution or regulatory proceeding the interpretation of this agreement or any agreement containing the same or substantively similar language to this Agreement; such right to seek clarification or interpretation or challenge the interpretation also includes the right to appeal the final judicial, dispute resolution or regulatory decision and to continue to pursue pending appeals. When any final decision is rendered by the appellate court, the affected contract provision shall be revised to reflect the result of such appeal except those relating to the prices and other terms and conditions at issue in SWBT vs. Missouri Public Service Commission, et al., Case Nos. 99-3833 and 99-3908 in the United States Court of Appeals for the 8th Circuit. Any dispute between the Parties regarding the manner in which this Agreement should be modified to reflect the affect of the appellate court decision shall be resolved by the Commission. SWBT also expressly reserves the right to contest any order or decision requiring the payment of reciprocal compensation for ISP traffic, including the right to seek refunds or to implement an alternate approach to such reciprocal compensation pursuant to regulatory or judicial approval. Except as provided in this section, SWBT reserves the right to pursue pending appeals and to appeal any other state or federal regulatory decision, but, absent a stay or reversal, will comply with any such final decision. Nothing in this Agreement limits SWBT's right or ability to participate in any proceedings regarding the proper interpretation and/or application of the FTA.

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18.3   By entering into this Agreement to obtain the benefits set forth herein in whole or in part, CLEC expressly waives its right to challenge the terms of this Agreement in any judicial, dispute resolution or regulatory proceeding, except that CLEC expressly reserves the right to seek clarification or interpretation of the terms of this Agreement through the dispute resolution process established by the Commission or challenge in any judicial, dispute resolution or regulatory proceeding the interpretation of this agreement or any agreement containing the same or substantially similar language to this agreement; such right to seek clarification or interpretation or challenge the interpretation also includes the right to appeal the final judicial, dispute resolution or regulatory decision and to continue to pursue pending appeals. When a final decision is rendered by the appellate court, the affected contract provision shall be revised to reflect the result of such appeal. Any dispute between the Parties regarding the manner in which this Agreement should be modified to reflect the effect of the appellate court decision shall be resolved by the Commission. CLEC expressly reserves the right to contest any order or decision requiring the payment of reciprocal compensation for ISP traffic, including the right to seek refunds or to implement an alternate approach to such reciprocal compensation pursuant to regulatory or judicial approval. Except as provided in this section, CLEC reserves the right to pursue pending appeals and to appeal any other state or federal regulatory decision, but, absent a stay or reversal, will comply with any such final decision. Nothing in this Agreement limits CLEC's right or ability to participate in any proceedings regarding the proper interpretation and/or application of the FTA.

18.4 This agreement is entered into as a result of the Missouri Public Service Commission's Order in Case No. TO-99-227, reviewing SWBT's compliance with Section 271 of the Federal Telecommunications Act of 1996, and incorporates some of the results of arbitrations by the Commission. In the event that any of the rates, terms and/or conditions herein, or any of the laws or regulations that were the basis or rationale for such rates, terms and/or conditions in the Agreement, are invalidated, modified or stayed by any action of any state or federal regulatory or legislative bodies or courts of competent jurisdiction, including but not limited to any decision by the Eighth Circuit relating to any of the costing/pricing rules adopted by the FCC in its First Report and Order, IN RE: IMPLEMENTATION OF THE LOCAL COMPETITION PROVISIONS IN THE TELECOMMUNICATIONS ACT OF 1996, 11 FCC Rcd 15499 (1996)(e.g., Section 51.501, et seq.), upon review and remand from the United States Supreme Court, in AT&T CORP. V. IOWA UTILITIES BD., 119 S. Ct. 721 (1999) or AMERITECH V. FCC, No. 98-1381, 1999 WL 116994, 1999 Lexis 3671 (June 1,
       1999), the affected provision shall be immediately invalidated, modified, or stayed, consistent with the action of the legislative body, court, or regulatory agency upon the written request of either Party. In such event, the Parties shall expend diligent efforts to arrive at an agreement regarding the appropriate conforming modifications to the Agreement. If negotiations fail, disputes between the Parties concerning the interpretation of the actions required or provisions affected by such governmental actions shall be resolved pursuant to the dispute resolution process provided for in this Agreement. The Parties acknowledge and agree that by executing this Agreement, neither Party waives

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        any of its rights, remedies, or arguments with respect to such decisions and any remand thereof, including its right to seek legal review or a stay pending appeal of such decisions or its rights under this Intervening Law paragraph. Nothing herein is intended to modify the rights and obligations contained in Attachment 6, Sections 14.3.2; 14.4.2; 14.8 and Section 18.2 of these General Terms and Conditions. The Parties agree that any rates contained in Attachment 6, Unbundled
        Network Elements which are invalidated, modified or stayed or otherwise affected by such governmental action will remain unaffected during the time periods referenced in Attachment 6, Sections 14.3.2 and 14.4.2, respectively, but will become interim, subject to true up retroactive to the dates specified as the "beginning as of" date in each of the referenced Sections.

19.0   AUTHORITY

19.1 Each person whose signature appears below represents and warrants that he or she has authority to bind the Party on whose behalf he or she has executed this Agreement.

20.0   BINDING EFFECT

20.1 This Agreement will be binding on and inure to the benefit of the respective successors and permitted assigns of the Parties.

21.0   CONSENT

21.1 Where consent, approval, or mutual agreement is required of a Party, it will not be unreasonably withheld or delayed.

22.0   EXPENSES

22.1 Except as specifically set out in this Agreement, each party will be solely responsible for its own expenses involved in all activities related to the subject of this Agreement.

23.0   HEADINGS

23.1 The headings in this Agreement are inserted for convenience and identification only and will not be considered in the interpretation of this Agreement.

24.0   RELATIONSHIP OF PARTIES

24.1 This Agreement will not establish, be interpreted as establishing, or be used by either party to establish or to represent their relationship as any form of agency, partnership or joint venture. Neither Party will have any authority to bind the other or to act as an agent for the other unless written authority, separate from this Agreement, is provided. Nothing in the Agreement will be construed as providing for the sharing of profits or losses arising

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       out of the efforts of either or both of the Parties. Nothing herein will be construed as making either Party responsible or liable for the obligations and undertakings of the other Party.

25.0   CONFLICT OF INTEREST

25.1 The Parties represent that no employee or agent of either Party has been or will be employed, retained, paid a fee, or otherwise received or will receive any personal compensation or consideration from the other Party, or any of the other Party's employees or agents in connection with the arranging or negotiation of this Agreement or associated documents.

26.0   MULTIPLE COUNTERPARTS

26.1 This Agreement may be executed in multiple counterparts, each of which will be deemed an original but all of which will together constitute but one, and the same document.

27.0   THIRD PARTY BENEFICIARIES

27.1 Except as may be specifically set forth in this Agreement, this Agreement does not provide and will not be construed to provide third parties with any remedy, claim, liability, reimbursement, cause of action, or other privilege.

28.0   REGULATORY APPROVAL

28.1 Each Party agrees to cooperate with the other and with any regulatory agency to obtain regulatory approval. During the term of this Agreement, each Party agrees to continue to cooperate with each other and any regulatory agency so that the benefits of this Agreement may be achieved.

29.0   TRADEMARKS AND TRADE NAMES

29.1 Except as specifically set out in this Agreement, nothing in this Agreement will grant, suggest, or imply any authority for one Party to use the name, trademarks, service marks, or trade names of the other for any purpose whatsoever, absent written consent of the other Party.

30.0   REGULATORY AUTHORITY

30.1 SWBT will be responsible for obtaining and keeping in effect all Federal Communications Commission, state regulatory commission, franchise authority and other regulatory approvals that may be required in connection with the performance of its obligations under this Agreement. CLEC will be responsible for obtaining and keeping in

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       effect all Federal Communications Commission, state regulatory commission, franchise authority and other regulatory approvals that may be required in connection with its offering of services to CLEC Customers contemplated by this Agreement. CLEC will reasonably cooperate with SWBT in obtaining and maintaining any required approvals for which SWBT is responsible, and SWBT will reasonably cooperate with CLEC in obtaining and maintaining any required approvals for which CLEC is responsible.

30.2 SWBT will not, of its own volition, file a tariff or make another similar filing which supersedes this Agreement in whole or in part. SWBT will make no filings which are inconsistent with this commitment. This Section is not intended to apply to any SWBT tariffs or filings which do not affect CLEC's rights or SWBT's obligations to CLEC under this Agreement. This Section does not impair SWBT's right to file tariffs nor does it impair SWBT's right to file tariffs proposing new products and services and changes in the prices, terms and conditions of existing products and services, including discontinuance or grandfathering of existing features or services, of any telecommunications services that SWBT provides or hereafter provides to CLEC under this Agreement pursuant to the provision of Attachment 1: Resale, nor does it impair CLEC's right to contest such tariffs before the appropriate Commission.

30.3 SWBT will provide thirty (30) days advance notice before the tariff filing date of new products and services and changes to existing products and services, including the discontinuance of existing features or services, that are available for resale. SWBT will provide a minimum of thirty (30) days notice before the tariff filing date of pricing changes for services that are available for resale.

30.4 In the event that SWBT is required by any governmental authority to file a tariff or make another similar filing in connection with the performance of any action that would otherwise be governed by this Agreement, SWBT will provide CLEC notice of the same as set forth in
       Section 30.3 above.

30.5 If any tariff referred to in Section 30.4 becomes ineffective by operation of law, through deregulation or otherwise, the terms and conditions of such tariffs, as of the date on which the tariffs became ineffective, will be deemed incorporated if not inconsistent with this Agreement.

31.0   COMMISSION INTERPRETATION OF SAME OR SUBSTANTIVELY SIMILAR LANGUAGE

31.1 Any ruling by the Commission interpreting the same or substantively similar language in another Interconnection Agreement is applicable to the same or substantively similar language in this Agreement.

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32.0   VERIFICATION REVIEWS

32.1 Subject to each Party's reasonable security requirements and except as may be otherwise specifically provided in this Agreement, either Party may audit the other Party's books, records and other documents once in each Contract Year for the purpose of evaluating the accuracy of the other Party's billing and invoicing. The Parties may employ other persons or firms for this purpose. Such audit will take place at a time and place agreed on by the Parties no later than thirty (30) days after notice thereof.

32.2 Each Party will promptly correct any billing error that is revealed in an audit, including making refund of any overpayment by the other Party in the form of a credit on the invoice for the first full billing cycle after the Parties have agreed upon the accuracy of the audit results. Any disputes concerning audit results will be resolved pursuant to the Dispute Resolution procedures described in Section 9 of this Agreement.

32.3 Each Party will cooperate fully in any such audit, providing reasonable access to any and all appropriate employees and books, records and other documents reasonably necessary to assess the accuracy of the Party's bills.

32.4 Either Party may audit the other Party's books, records and documents more than once during any Contract Year if the previous audit found previously uncorrected net variances or errors in invoices in the other Party's favor with an aggregate value of at least two percent (2%) of the amounts payable by CLEC for Resale services, Network Elements or Combinations provided during the period covered by the audit.

32.5   Audits will be at the auditing Party's expense.

32.6 Upon (i) the discovery by either Party of overcharges not previously reimbursed to the other Party or (ii) the resolution of disputed audits, the affected Party will promptly reimburse the other Party the amount of any overpayment times the commercial paper rate applicable on the last day of the month preceding the month of discovery or resolution as above. In no event, however, will interest be assessed on any previously assessed or accrued late payment charges.

32.7 CLEC may require that, at the end of the first year of implementation of this Agreement, SWBT submit to an audit or examination of services performed under the interconnection agreement. Subsequent to the first year of implementation, CLEC may require that audits or examinations be performed if: (1) CLEC can show cause that it has a commercially reasonable basis to seek an audit or examination; and (2) the request for audit or examination specifically defines the particular services that it seeks to audit or examine. All audits requested by CLEC under this section shall be conducted at its expense. The dispute resolution provisions of this Agreement shall be used to resolve disputes arising

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       concerning requests for audits or examinations, or the results of the audits or examinations.

32.8 For a period of fourteen (14) months from the Effective Date of this Agreement, SWBT may audit CLEC's operations, books, records, and other documents related to the development of the percent local usage (PLU) to be used to measure and settle untransmitted calling party numbers (CPN) in connection with Attachment 12: Compensation. SWBT will bear the reasonable expenses associated with this inspection.

32.9 Information obtained or received by CLEC in conducting the inspections described in Section 32.7 and information obtained or received by either Party in connection with Sections 32.1 through 32.6 and 32.8 will be subject to the confidentiality provisions of Section 6 of this Agreement.

33.0   COMPLETE TERMS

33.1 This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes any prior agreements, representations, statements, negotiations, understandings, proposals or undertakings, oral or written, with respect to the subject matter expressly set forth herein.

33.2 Neither Party will be bound by an amendment, modification or additional term unless it is reduced to writing signed by an authorized representative of the Party sought to be bound.

34.0   COOPERATION ON PREVENTING END USER FRAUD

34.1 The Parties agree to cooperate with one another to investigate, minimize, and take corrective action in cases of fraud. The Parties' fraud minimization procedures are to be cost-effective and implemented so as not to unduly burden or harm one Party as compared to the other.

34.2 In cases of suspected fraudulent activity by an end user, at a minimum, the cooperation referenced in the above paragraph will include providing to the other Party, upon request, information concerning end users who terminate services to that Party without paying all outstanding charges. The Party seeking such information is responsible for securing the end user's permission to obtain such information.

35.0   NOTICE OF NETWORK CHANGES

       SWBT agrees to provide CLEC reasonable notice consistent with applicable FCC rules of changes in the information necessary for the transmission and routing of services using SWBT's facilities or networks, as well as other changes that affect the interoperability of those respective facilities and networks. This Agreement is not intended to limit SWBT's

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       ability to upgrade its network through the incorporation of new equipment, new software or otherwise so long as such upgrades are not inconsistent with SWBT's obligations to CLEC under the terms of this Agreement.

36.0   GOOD FAITH PERFORMANCE

36.1 In the performance of their obligations under this Agreement the Parties will act in good faith and consistently with the intent of the Act. Where notice, approval or similar action by a Party is permitted or required by any provision of this Agreement, (including, without limitation, the obligation of the parties to further negotiate the resolution of new or open issues under this Agreement) such action will not be unreasonably delayed, withheld or conditioned.

37.0   RESPONSIBILITY OF EACH PARTY

37.1 Each Party is an independent contractor, and has and hereby retains the right to exercise full control of and supervision over its own performance of its obligations under this Agreement and retains full control over the employment, direction, compensation and discharge of its employees assisting in the performance of such obligations. Each Party will be solely responsible for all matters relating to payment of such employees, including compliance with social security taxes, withholding taxes and all other regulations governing such matters. Each party will be solely responsible for proper handling, storage, transport and disposal at its own expense of all (i) substances or materials that it or its contractors or agents bring to, create or assume control over at Work Locations or, (ii) Waste resulting therefrom or otherwise generated in connection with its or its contractors' or agents' activities at the Work Locations. Subject to the limitations on liability and except as otherwise provided in this Agreement, each Party will be responsible for
       (i) its own acts and performance of all obligations imposed by applicable law in connection with its activities, legal status and property, real or personal and, (ii) the acts of its own affiliates, employees, agents and contractors during the performance of the Party's obligations hereunder.

38.0   TRANSMISSION OF TRAFFIC TO THIRD PARTIES

38.1 CLEC will not send to SWBT local traffic that is destined for the network of a third party unless CLEC has the authority to exchange traffic with that third party.

39.0   GOVERNMENTAL COMPLIANCE

39.1 CLEC and SWBT each will comply at its own expense with all applicable law related to i) its obligations under or activities in connection with this Agreement; of ii) its activities undertaken at, in connection with or relating to Work Locations. CLEC and SWBT each agree to indemnify, defend, (at the other party's request) and save harmless the other, each

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       of its officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties, and expenses (including reasonable attorneys' fees) that arise out of or result from i) its failure or the failure of its contractors or agents to so comply or ii) any activity, duty or status of it or its contractors or agents that triggers any legal obligation to investigate or remediate environmental contamination. SWBT, at its own expense, will be solely responsible for obtaining from governmental authorities, building owners, other carriers, and any other persons or entities, all rights and privileges (including, but not limited to, space and power), which are necessary for SWBT to provide the Network Elements and Resale services pursuant to this Agreement.

40.0   RESPONSIBILITY FOR ENVIRONMENTAL CONTAMINATION

40.1 DISCLOSURE OF POTENTIAL HAZARDS: When and if CLEC notifies SWBT that CLEC intends to enter or perform work pursuant to this Agreement in, on, or within the vicinity of any particular SWBT building, manhole, pole, duct, conduit, right-of-way, or other facility (hereinafter "Work Location"), SWBT shall timely notify CLEC of any Environmental Hazard at that Work Location of which SWBT has actual knowledge, except that this duty shall not apply to any Environmental Hazard (i) of which CLEC already has actual knowledge or (ii) was caused solely by CLEC or (iii) would be obvious and apparent to anyone coming to the Work Location. For purposes of this Agreement, "Environmental Hazard" shall mean (i) the presence of petroleum vapors or other gases in hazardous concentrations in a manhole or other confined space, or conditions reasonably likely to give rise to such concentrations; (ii) the presence of electrical cable in a conduit system; (iii) asbestos-containing materials; (iv) emergency exit routes and warning systems, if and to the extent owned or operated by SWBT; and
       (v) any potential hazard that would not be obvious to an individual entering the Work Location or detectable using work practices standard in the industry.

40.2 EVALUATION OF POTENTIAL HAZARDS: Without limiting the foregoing, after providing prior notice to SWBT, CLEC shall have the right to inspect, test, or monitor any Work Location for possible Environmental Hazards as necessary or appropriate to comply with law or to protect its employees, contractors or others from the possible effects of Environmental Hazards. CLEC shall be responsible for conducting such inspections, testing or monitoring in a way that does not unreasonably interfere with SWBT's business operations after consultation with SWBT, and shall return SWBT's property to substantially the same condition as it would have been without such inspections, testing or monitoring.

40.3 MANAGING DISTURBED MATERIALS AND MEDIA: If and to the extent that CLEC's activity at any Work Location involves the excavation, extraction, or removal of asbestos or other manmade materials or contaminated soil, groundwater, or other environmental media, then CLEC rather than SWBT shall be responsible in the first instance for the subsequent treatment, disposal, or other management of such materials and media.

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40.4   INDEMNIFICATION:

40.4.1 Each party shall indemnify, on request defend, and hold harmless the other party and each of its officers, directors and employees from any and all suits, claims, demands, losses, damages, liabilities, fines, penalties, or expenses, of every kind and character (including reasonable attorneys' fees), on account of or in connection with any injury, loss, or damage to any person or property, or to the environment, to the extent any of them arise out of or in connection with the violation or breach, by any employee of the indemnifying party or other person acting on the indemnifying party's behalf, of this Section 40.0 or any federal, state, or local environmental statute, rule, regulation, ordinance, or other applicable law or provision of this agreement dealing with hazardous substances or protection of human health or the environment.

40.4.2 CLEC shall indemnify, on request defend, and hold harmless SWBT and each of its officers, directors and employees from any and all suits, claims, demands, losses, damages, liabilities, fines, penalties, or expenses, of every kind and character (including reasonable attorneys' fees), on account of or in connection with any injury, loss, or damage to any person or property, or to the environment, to the extent any of them arise out of or in connection with (i) the release or discharge, onto any public or private property, of any hazardous substances, regardless of the source of such hazardous substances, by any employee of CLEC, or by any person acting on CLEC's behalf, while at a Work Location or (ii) the removal or disposal of any hazardous substances by any employee of CLEC or by any person acting on CLEC's behalf, or the subsequent storage, processing or other handling of such hazardous substances by any person or entity, after such substances have thus been removed from a Work Location or (iii) any environmental contamination or Environmental Hazard or release of a hazardous substance caused or created by CLEC or its contractors or agents.

40.4.3 SWBT shall indemnify, on request defend, and hold harmless CLEC and each of its officers, directors and employees from any and all suits, claims, demands, losses, damages, liabilities, fines, penalties, or expenses, of every kind and character (including reasonable attorneys' fees), asserted by any government agency or other third party on account of or in connection with any injury, loss, or damage to any person or property, or to the environment, to the extent any of them arise out of or in connection with (i) the release or discharge, onto any public or private property, of any hazardous substances, regardless of the source of such hazardous substances, by any employee of SWBT or by any person acting on SWBT's behalf, at a Work Location or (ii) the removal or disposal of any hazardous substances by any employee of SWBT or by any person acting on SWBT's behalf, or the subsequent storage, processing or other handling of such hazardous substances by any person or entity, after such substances have thus been removed from a Work Location or (iii) any environmental contamination or Environmental Hazard or release of a hazardous substance either (x) existing or occurring

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       at any Work Location on or before the date of this agreement or (y)
       caused or created by SWBT or its contractors or agents.

41.0   SUBCONTRACTING

41.1 If any obligation is performed through a subcontractor, each party will remain fully responsible for the performance of this Agreement in accordance with its terms, including any obligations either party performs through subcontractors, and each party will be solely responsible for payments due the party's subcontractors. No contract, subcontract or other Agreement entered into by either Party with any third party in connection with the provision of Resale services or Network Elements hereunder will provide for any indemnity, guarantee or assumption of liability by, or other obligation of, the other Party to this Agreement with respect to such arrangement, except as consented to in writing by the other Party. No subcontractor will be deemed a third party beneficiary for any purposes under this Agreement. Any subcontractor who gains access to CPNI or Confidential Information covered by this Agreement will be required by the subcontracting Party to protect such CPNI or Confidential Information to the same extent the subcontracting Party is required to protect the same under the terms of this Agreement.

42.0   REFERENCED DOCUMENTS

42.1 Whenever any provision of this Agreement refers to a technical reference, technical publication, CLEC Practice, SWBT Practice, any publication of telecommunications industry administrative or technical standards, or any other document specifically incorporated into this Agreement, it will be deemed to be a reference to the most recent version or edition (including any amendments, supplements, addenda, or successors) of each document that is in effect, and will include the most recent version or edition (including any amendments, supplements, addenda, or successors) of each document incorporated by reference in such a technical reference, technical publication, CLEC Practice, SWBT Practice, or publication of industry standards.

43.0   SEVERABILITY

43.1 Except as otherwise specifically provided in Sections 4.2.1, 18.1, 18.2 and 18.3 of the General Terms & Conditions, if any term, condition or provision of this Agreement is held to be invalid or unenforceable for any reason, such invalidity or unenforceability will not invalidate the entire Agreement, unless such construction would be unreasonable. The Agreement will be construed as if it did not contain the invalid or unenforceable provision or provisions, and the rights and obligations of each party will be construed and enforced accordingly; provided, however, that in the event such invalid or unenforceable provision or provisions are essential elements of this Agreement and substantially impair the rights or obligations of either Party, the Parties will promptly negotiate a replacement

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       provision or provisions. If impasse is reached, the Parties will resolve said impasse under the dispute resolution procedures set forth in Section 9.5.

44.0   SURVIVAL OF OBLIGATIONS

44.1 Any liabilities or obligations of a Party for acts or omissions prior to the cancellation or termination of this Agreement, any obligation of a Party under the provisions regarding indemnification, Confidential Information, limitations on liability, and any other provisions of this Agreement which, by their terms, are contemplated to survive (or to be performed after) termination of this Agreement, will survive cancellation or termination thereof.

45.0   GOVERNING LAW

45.1 The validity of this Agreement, the construction and enforcement of its terms, and the interpretation of the rights and duties of the Parties will be governed by the laws of the State of Missouri other than as to conflicts of laws, except insofar as federal law may control any aspect of this Agreement, in which case federal law will govern such aspect. The Parties submit to personal jurisdiction in Jefferson City, Missouri, and waive any and all objections to a Missouri venue.

46.0   PERFORMANCE CRITERIA

46.1 Specific provisions governing failure to meet Performance Criteria are contained in Attachment 17: Performance Remedy Plan.

47.0   OTHER OBLIGATIONS OF CLEC

47.1 For the purposes of establishing service and providing efficient and consolidated billing to CLEC, CLEC is required to provide SWBT its authorized and nationally recognized Operating Company Number (OCN).

48.0   DIALING PARITY; INTERIM NUMBER PORTABILITY

48.1 SWBT will ensure that all CLEC Customers experience the same dialing parity as similarly-situated customers of SWBT services, such that, for all call types: (i) an CLEC Customer is not required to dial any greater number of digits than a similarly-situated SWBT customer; (ii) the post-dial delay (time elapsed between the last digit dialed and the first network response), call completion rate and transmission quality experienced by an CLEC Customer is at least equal in quality to that experienced by a similarly-situated SWBT customer; and (iii) the CLEC Customer may retain its local telephone number. SWBT further agrees to provide Interim Number Portability in accordance with the

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       requirements of the Act. Specific requirements concerning Interim Number
       Portability are set forth in Attachment 14: Interim Number Portability.

49.0   BRANDING

49.1 Specific provisions concerning the branding of services provided to CLEC by SWBT under this Agreement are contained in the following Attachments and Appendices to this Agreement: Attachment 1: Resale; Appendix OS-Resale; Appendix DA-Resale; Attachment 2: Ordering &
       Provisioning-Resale; Attachment 3: Maintenance-Resale; Attachment 7:
       Ordering & Provisioning-Unbundled Network Elements; Attachment 8:
       Maintenance-Unbundled Network Elements.

50.0   CUSTOMER INQUIRIES

50.1 Each Party will refer all questions regarding the other Party's services or products directly to the other Party at a telephone number specified by that Party.

50.2 Each Party will ensure that all of their representatives who receive inquiries regarding the other Party's services: (i) provide the numbers described in Section 50.1 to callers who inquire about the other Party's services or products; and (ii) do not in any way disparage or discriminate against the other Party or its products or services.

51.0   DISCLAIMER OF WARRANTIES

51.1 TO THE EXTENT CONSISTENT WITH ITS OBLIGATIONS UNDER THE ACT, SWBT MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR INTENDED OR PARTICULAR PURPOSE WITH RESPECT TO SERVICES PROVIDED HEREUNDER.

52.0   NO WAIVER

52.1 CLEC's agreement herein to accept less than fully operational electronic interfaces to operations support systems functions on and after January 1, 1997, will not be deemed a waiver of Section 251(c)(3) of the Act to receive such interfaces on that date.

53.0   DEFINITIONS

53.1 For purposes of this Agreement, certain terms have been defined in this Agreement to encompass meanings that may differ from, or be in addition to, the normal connotation of the defined word. Unless the context clearly indicates otherwise, any term defined or used in the singular will include the plural. The words "will" and "shall" are used interchangeably throughout this Agreement and the use of either connotes a mandatory

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       requirement. The use of one or the other will not mean a different degree of right or obligation for either Party. A defined word intended to convey its special meaning is capitalized when used. Other terms that are capitalized and not defined in this Agreement will have the meaning in the Act.

54.0   RESALE

54.1 At the request of CLEC, and pursuant to the requirements of the Act, any telecommunications service that SWBT currently provides or hereafter offers to any customer in the geographic area where SWBT is the incumbent LEC will be made available to CLEC by SWBT for Resale in accordance with the terms, conditions and prices set forth in this Agreement. Specific provisions concerning Resale are addressed in Attachment 1: Resale, and other applicable Attachments.

55.0   UNBUNDLED NETWORK ELEMENTS

55.1 At the request of CLEC and pursuant to the requirements of the Act, SWBT will offer in the geographic area where SWBT is the incumbent LEC Network Elements to CLEC on an unbundled basis on rates, terms and conditions set forth in this Agreement that are just, reasonable, and non-discriminatory. Specific Provisions concerning Unbundled Network Elements are addressed in Attachment 6: Unbundled Network Elements, and other applicable Attachments.

56.0 ORDERING AND PROVISIONING, MAINTENANCE, CONNECTIVITY BILLING AND RECORDING, AND PROVISION OF CUSTOMER USAGE DATA

56.1 In connection with its Resale of services to CLEC, SWBT agrees to provide to CLEC Ordering and Provisioning Services, Maintenance services, Connectivity Billing and Recording services and Provision of Customer Usage Data services pursuant to the terms specified in Attachments 2, 3, 4 and 5, respectively.

56.2 In connection with its furnishing Unbundled Networks Elements to CLEC, SWBT agrees to provide to CLEC Ordering and Provisioning Services, Maintenance services, Connectivity Billing and Recording services and Provision of Customer Usage Data services pursuant to the terms specified in Attachments 7, 8, 9 and 10, respectively.

57.0   NETWORK INTERCONNECTION ARCHITECTURE

57.1 Where the Parties interconnect their networks, for purposes of exchanging traffic between their networks, the Parties agree to utilize the interconnection methods specified in Attachment 11: Network Interconnection Architecture. SWBT expressly recognizes that this provision and said Attachment are in no way intended to impair in any way CLEC's

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       right to interconnect with unbundled Network Elements furnished by SWBT at any technically feasible point within SWBT's network, as provided in the Act.

58.0   COMPENSATION FOR DELIVERY OF TRAFFIC

58.1 The Parties agree to compensate each other for the transport and termination of traffic as provided in Attachment 12: Compensation.

59.0   ANCILLARY FUNCTIONS

       Ancillary Functions may include, but are not limited to, Collocation, Rights-of-Way, Conduit and Pole Attachments. SWBT agrees to provide Ancillary Functions to CLEC as set forth in Attachment 13: Ancillary Functions.

60.0   SEPARATE AFFILIATE COMMITMENTS

       SWBT will comply with all FCC rules and orders relating to the structural and nonstructural requirements for Section 272 affiliates. To satisfy its obligation to publicly disclose all transactions between SWBT and any
       Section 272 affiliate, SWBT will:


       (a) Post the full text of all agreements between SWBT and Southwestern Bell Long Distance (SBLD) within 10 days on its Internet website, including rates, terms, and conditions of those agreements, frequency of occurrence of transactions under the agreements, and information concerning the level, rate of pay, and quantity of employees who perform work under the agreements, and post summaries of the agreements on the Internet;

       (b) Post, for each agreement, the states where SBLD's operations are supported by the agreement;

       (c) Maintain, for each agreement, information indicating the specific FCC pricing methodology used by SWBT to determine the rates for the agreement;

       (d) Maintain on the Internet a posting of the title, address, telephone number, and fax number of the person to contact to review paper copies of the agreements; and

       SWBT will also maintain at its headquarters in San Antonio detailed information concerning all affiliate transactions between SWBT and SBLD. (This information includes the information posted on the Internet as well as the Detailed Billing Reports, which provide the month-by-month billing detail by specific contract, contract schedule, and pricing addendum. SWBT represented that it would update the Detailed Billing

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       Reports, which are available for inspection upon execution of a
       Protective Agreement, on a semi-annual basis).

61.0   OTHER REQUIREMENTS AND ATTACHMENTS

61.1 This Agreement incorporates a number of listed Attachments which, together with their associated Appendices, Exhibits, and Addenda, constitute the entire Agreement between the Parties. In order to facilitate use and comprehension of the Agreement, the Attachments have been grouped under the following broad headings: Resale; Unbundled Network Elements; Network Interconnection Architecture; Ancillary Functions; and Other Requirements. It is understood that these groupings are for convenience of reference only, and are not intended to limit the applicability which any particular Attachment may otherwise have.

61.2 Appended to this Agreement and incorporated herein are the Attachments listed below. To the extent that any definitions, terms or conditions in any given Attachment differ from those contained in the main body of this Agreement, those definitions, terms or conditions will supersede those contained in the main body of this Agreement, but only in regard to the services or activities listed in that particular Attachment. In particular, if an Attachment contains a term length that differs from the term length in the main body of this Agreement, the term length of that Attachment will control the length of time that services or activities are to occur under the Attachment, but will not affect the term length of the remainder of this Agreement, except as may be necessary to interpret the Attachment.

       RESALE
       Attachment 1:  Resale
          Appendix Services/Pricing
             Exhibit A: SWBT's Telecommunications Services Available for Resale Exhibit B: SWBT's Other Services Available for Resale
          Appendix Customized Routing-Resale
          Appendix DA-Resale
          Appendix OS-Resale
          Appendix White Pages (WP)-Resale
       Attachment 2:  Ordering and Provisioning-Resale
       Attachment 3:  Maintenance-Resale
       Attachment 4:  Connectivity Billing-Resale
       Attachment 5:  Provision of Customer Usage Data-Resale

       UNBUNDLED NETWORK ELEMENTS
       Attachment 6:  Unbundled Network Elements (UNE)
          Appendix Pricing-UNE
          Appendix Pricing-UNE: Exhibit 1

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          Appendix Pricing-UNE Schedule of Prices
       Attachment 7:  Ordering and Provisioning-UNE
          Exhibit A-Electronic Ordering and Provisioning-UNE
       Attachment 8:  Maintenance-UNE
       Attachment 9:  Billing-Other
       Attachment 10:  Provision of Customer Usage Data-UNE

       NETWORK INTERCONNECTION ARCHITECTURE AND COMPENSATION Attachment 11: Network Interconnection Architecture
          Appendix Interconnection Trunking Requirement (ITR) Appendix Network Interconnection Methods (NIM) Appendix SS7 Interconnection
       Attachment 12:  Compensation
          Appendix FGA

       ANCILLARY FUNCTIONS
       Attachment 13:  Ancillary Functions
          Physical Collocation Appendix
          Virtual Collocation Appendix
          Appendix Poles, Conduit, ROW

       OTHER REQUIREMENTS
       Attachment 14:  Interim Number Portability
          Appendix Location Routing Number - PNP
       Attachment 15:  E911
       Attachment 16:  Network Security and Law Enforcement
       Attachment 17: Performance Remedy Plan
          Appendix Measurements Subject to Per Occurrence Damages or Assessment with a Cap and Measurements Subject to Per Measure Damages or Assessment Appendix Performance Measures Subject to Tier-1 and Tier-2 Damages Identified as High, Medium and Low Appendix 3 Performance Measurement Business Rules (Version 1.7)
       Attachment 18: Mutual Exchange of Directory Listing Information Attachment 19: White Pages-Other (WP-O)
       Attachment 20:  Clearinghouse
       Attachment 21:  Numbering
       Attachment 22:  DA-Facilities Based
       Attachment 23:  OS-Facilities Based
       Attachment 24:  Recording-Facilities Based


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       OTHER ATTACHMENTS
       Attachment 25:  DSL/HFPL/Line Splitting
       Attachment 26:  Legitimately Related Provisions



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THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY
THE PARTIES.


JOHN M. IVANUSKA          4/17/01           WILLENA D. SLOCUM        4/16/01
-------------------------------------       ------------------------------------
Sign and Print Name:       Date             Sign and Print Name:      Date

                                                    Willena D. Slocum

VP, REGULATORY & CARRIER RELATIONS          FOR/ PRESIDENT-INDUSTRY MARKETS
-------------------------------------       -----------------------------------
Position/Title                              Position/Title

BIRCH TELECOM OF MISSOURI, INC.             SOUTHWESTERN BELL TELEPHONE COMPANY


OCN/AECN# 8665